Exhibit 99.2

News Media:                                      Financial, Investors:
Jeff Weir                                        Jim Foltz
National Semiconductor                           National Semiconductor
(408) 721-5199                                   (408) 721-5693
jeff.weir@nsc.com                                invest.group@nsc.com

NATIONAL SEMICONDUCTOR REPORTS $93.1 MILLION PROFIT,
8.5 PERCENT GROWTH IN SALES FOR THIRD QUARTER, FY2004

o    Q3 GAAP earnings are 48 cents per share, up from 34 cents per share in Q2
o    Gross margin rose to 51.4%, compared to 50.1% in Q2
o Revenues reached $513.6 million, an increase of 8.5% from Q2 and 27% year-to-year
o    Bookings increased 12% sequentially and 47% year-to-year
o    Q4 Outlook: Company anticipates 7% to 10% sequential revenue growth

SANTA CLARA, Calif., March 11, 2004 - National Semiconductor Corporation (NYSE:NSM) today reported a GAAP profit of $93.1 million, or 48 cents per share, on revenues of $513.6 million for the third quarter of fiscal 2004, which ended February 29. National's third quarter sales were 27 percent higher than the third quarter of fiscal 2003 and 8.5 percent higher sequentially from the second quarter of fiscal 2004, when the company reported revenues of $473.5 million and earnings of 34 cents per share. The third quarter fiscal 2004 results included a $1.9 million pretax credit for special items relating to prior cost reduction actions. Without this credit, National's profit would have been $91.5 million, or 47 cents per share. As previously disclosed, the company's third quarter included 14 calendar weeks, instead of the normal 13 weeks.

"National's sales into the PC and wireless handset markets were better sequentially than we usually see at this time of year," said Brian L. Halla, National's chairman, president and CEO. "Beyond those markets, demand in general for National's analog products picked up during the quarter, particularly in power management, and that's translating into growth in sales and profits."

National Semiconductor's gross margin increased 1.3 percentage points in the third quarter to 51.4 percent, an increase from 50.1 percent in Q2. A year ago, National reported gross margin of 42.7 percent for the third quarter of fiscal 2003. The gain in gross margin was driven by a stronger mix of analog products, increased revenue from new products and improved pricing. The company's fabrication utilization rate was approximately 94 percent in Q3, which was comparable to Q2.

"Consistent with our emphasis on improving shareholder value, we increased National's return on invested capital (ROIC) to 24 percent during the third quarter," Halla said. "We achieved this by expanding our gross margins and controlling our expenses."

STRONG BOOKINGS CONTINUED IN Q3
National's worldwide bookings increased 12 percent sequentially in Q3 and 47 percent year-to-year. All regions saw increased bookings in Q3, both sequentially and year-to-year. Billings also rose in all regions, but bookings increased at a faster pace than billings. Overall, bookings substantially exceeded billings in Q3. Bookings for all months in the third quarter also were stronger than the previous year.

Bookings for National's power management products continued to lead the company as National's strength in power for portable applications was complemented by expanded opportunities for power in broader markets. Bookings for amplifier and data conversion products also grew substantially.

POSITIVE REVENUE AND EARNINGS OUTLOOK FOR Q4 2004
"Our stronger-than-expected Q3 bookings generated increased backlog and good momentum for the fourth quarter," Halla said. "We anticipate additional improvements in Q4, both in sales and return on invested capital, by leveraging our analog strengths with key customers and the broad-based distribution markets."

National's guidance for the fourth quarter of FY 2004 is for revenues to grow 7 to 10 percent sequentially. Consistent with this growth, gross margins are also expected to improve. The company anticipates operating expenses comparable to or slightly higher than the third quarter.

SPECIAL NOTE
This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These factors include, but are not restricted to, new orders received and shipped during the fourth quarter, the degree of factory utilization, the successful construction of our Suzhou assembly and test facility, the successful sale of inventories at existing prices, and the ramp up of recently introduced products. Other risk factors are included in the Company's 10-K for the year ended May 25, 2003 (see Outlook and Risk Factors sections of Management's Discussion and Analysis of Financial Conditions and Results of Operations) and the 10-Q dated November 23, 2003.

SUMMARY OF RESULTS
--------------------------------------------------------------------------------
                                    For 3 months ended     For 3 months ended
                                    ------------------     ------------------
                                    February 29, 2004      February 23,
                                    -----------------      ------------
2003

Net sales                           $513.6 million         $404.3  million
Net income (loss)                   $ 93.1 million         $(36.4) million
Earnings (loss) per share           $  0.48                $ (0.20)

Net income (loss), excluding
special items in fiscal 2004
and 2003 and license writedowns
in fiscal 2003                      $ 91.5 million         $ (5.6) million

Earnings (loss) per share,
excluding special items in fiscal
2004 and 2003 and license
writedowns in fiscal 2003           $   .47                $ (0.03)

--------------------------------------------------------------------------------

ABOUT NATIONAL SEMICONDUCTOR
National Semiconductor, the industry's premier analog company, creates high performance analog devices and subsystems. National's leading-edge products include power management circuits, display drivers, audio and operational amplifiers, imaging sensors and data conversion solutions. National's key markets include wireless handsets, displays, PCs, networks and a broad range of portable applications. With headquarters in Santa Clara, California, National reported sales of $1.67 billion for fiscal 2003, which ended May 25, 2003. Additional company and product information is available at www.national.com.


National Semiconductor is a registered trademark.

NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except per share amounts)


                                                          Three Months Ended             Nine Months Ended
                                                       --------------------------     -------------------------
                                                        Feb. 29,     Feb. 23,          Feb. 29,    Feb. 23,
                                                          2004         2003              2004         2003
                                                       ------------ -------------     ------------ ------------
  Net sales                                               $ 513.6      $ 404.3          $1,411.9     $1,247.2
  Operating costs and expenses:
    Cost of sales                                           249.5        231.8             710.4        711.3
    Research and development                                 86.5        119.7             261.8        337.5
    Selling, general and administrative                      72.1         66.8             213.3        205.0
    Special items                                            (1.9)        17.0              16.7         17.7
                                                       ------------ -------------     ------------ ------------
  Total operating costs and expenses                        406.2        435.3           1,202.2      1,271.5
                                                       ------------ -------------     ------------ ------------

  Operating income (loss)                                   107.4        (31.0)            209.7        (24.3)
  Interest income, net                                        2.1          3.3               7.7         11.0
  Other income (expense), net                                (1.2)        (6.2)              1.6         (8.1)
                                                       ------------ -------------     ------------ ------------
  Income (loss) before taxes and cumulative
    effect of a change in accounting principle              108.3        (33.9)            219.0        (21.4)
  Income tax expense                                         15.2          2.5              28.5          7.5
                                                       ------------ -------------     ------------ ------------
  Income (loss) before cumulative effect of a
    change in  accounting principle                          93.1        (36.4)            190.5        (28.9)
  Cumulative effect of a change in accounting
    principle including tax effect of $0.2 million            -            -                (1.9)         -
                                                       ------------ -------------     ------------ ------------

  Net income (loss)                                      $   93.1     $  (36.4)         $  188.6     $  (28.9)
                                                       ============ =============     ============ ============

  Earnings (loss) per share:
  Income before cumulative effect of a change
    in accounting principle:
       Basic                                             $  0.52     $  (0.20)          $  1.05     $  (0.16)
       Diluted                                           $  0.48     $  (0.20)          $  0.98     $  (0.16)

  Net income (loss):
       Basic                                             $  0.52     $  (0.20)          $  1.04     $  (0.16)
       Diluted                                           $  0.48     $  (0.20)          $  0.97     $  (0.16)

  Selected income statement ratios as a percentage of sales:
       Gross margin                                        51.4%        42.7%             49.7%        43.0%
       Research and development                            16.8%        29.6%             18.5%        27.1%
       Selling, general and administrative                 14.0%        16.5%             15.1%        16.4%
       Net income (loss)                                   18.1%        (9.0)%            13.4%        (2.3)%
       Effective tax rate                                  14.0%        N/A               13.0%       N/A


NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS  (Unaudited)
(in millions)

                                                                      Feb. 29,                        May 25,
                                                                        2004                           2003
                                                                 --------------------            -------------------
   ASSETS
   Current assets:
      Cash and cash equivalents                                           $   632.4                      $   802.2
      Short-term marketable investments                                       160.7                          113.2
      Receivables                                                             162.0                          137.1
      Inventories                                                             186.6                          142.2
      Deferred tax assets                                                      66.0                           66.0
      Other current assets                                                     55.7                           20.5
                                                                 --------------------            -------------------

      Total current assets                                                  1,263.4                        1,281.2

   Net property, plant and equipment                                          686.3                          680.7
   Goodwill                                                                   173.3                          173.3
   Other assets                                                                97.2                          109.4
                                                                 --------------------            -------------------

   Total assets                                                            $2,220.2                       $2,244.6
                                                                 ====================            ===================

   LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities:
      Current portion of long-term debt                                 $      22.8                    $       2.3
      Accounts payable                                                        122.2                          107.0
      Accrued expenses                                                        175.9                          192.3
      Income taxes payable                                                     67.9                           49.6
                                                                 --------------------            -------------------

      Total current liabilities                                               388.8                          351.2

   Long-term debt                                                               -                             19.9
   Other noncurrent liabilities                                               185.9                          167.5
                                                                 --------------------            -------------------

      Total liabilities                                                       574.7                          538.6
                                                                 --------------------            -------------------

   Commitments and contingencies

   Shareholders' equity:
      Common stock                                                             89.7                           91.8
      Additional paid-in capital                                            1,205.8                        1,451.3
      Retained earnings                                                       465.8                          277.2
      Accumulated other comprehensive loss                                   (115.8)                        (114.3)
                                                                 --------------------            -------------------

      Total shareholders' equity                                            1,645.5                        1,706.0
                                                                 --------------------            -------------------

   Total liabilities and shareholders' equity                              $2,220.2                       $2,244.6
                                                                 ====================            ===================

NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

                                                                                        Nine Months Ended
                                                                              --------------------------------------
                                                                                  Feb. 29,              Feb. 23,
                                                                                    2004                   2003
                                                                              ---------------        ---------------
      Cash flows from operating activities:
      Net income (loss)                                                            $  188.6             $   (28.9)
      Adjustments to reconcile net income with net cash
        provided by operating activities:
         Cumulative effect of a change in accounting principle                          1.9                   -
         Depreciation, amortization, and accretion                                    160.9                 172.1
         Gain on investments                                                           (4.2)                  -
         Share in net losses of equity-method investments                              10.8                  10.5
         Loss on disposal of equipment                                                  6.0                   2.1
         Impairment of technology licenses                                              -                    13.8
         Noncash special items                                                          1.4                   1.1
         Other, net                                                                     3.1                   0.9
         Changes in certain assets and liabilities, net:
            Receivables                                                               (17.3)                 (5.4)
            Inventories                                                               (49.0)                 (2.9)
            Other current assets                                                      (35.0)                 (0.5)
            Accounts payable and accrued expenses                                      (1.0)                (34.9)
            Income taxes payable                                                       18.3                   7.3
            Other noncurrent liabilities                                               20.2                   9.8
                                                                              ---------------        ---------------
      Net cash provided by operating activities                                       304.7                 145.0
                                                                              ---------------        ---------------
      Cash flows from investing activities:
      Purchase of property, plant and equipment; and
         internal-use software                                                       (174.4)               (135.7)
      Sale and maturity of available-for-sale securities                              339.0                 577.1
      Purchase of available-for-sale securities                                      (386.7)               (515.1)
      Sale of investments                                                               9.3                  16.6
      Sale of equipment                                                                 -                     2.3
      Business acquisition, net of cash aquired                                         -                   (11.0)
      Investment in nonpublicly traded companies                                       (1.8)                (21.0)
      Funding of benefit plan                                                          (4.8)                 (3.3)
      Other, net                                                                       (2.3)                 (1.1)
                                                                              ---------------        ---------------

      Net cash used by investing activities                                          (221.7)                (91.2)
                                                                              ---------------        ---------------
      Cash flows from financing activities:
      Repayment of debt                                                                (2.1)                 (4.5)
      Issuance of common stock                                                        149.3                  28.6
      Purchase and retirement of treasury stock                                      (400.0)                  -
                                                                              ---------------        ---------------

      Net cash (used by) provided by financing activities                            (252.8)                 24.1
                                                                              ---------------        ---------------

      Net change in cash and cash equivalents                                        (169.8)                 77.9
      Cash and cash equivalents at beginning of period                                802.2                 681.3
                                                                              ---------------        ---------------

      Cash and cash equivalents at end of period                                    $ 632.4               $ 759.2

                                                                              ===============        ===============

PART I.  FINANCIAL INFORMATION
EARNINGS PER SHARE (Unaudited)
(in millions, except per share amounts)

                                                          Three Months Ended            Nine Months Ended
                                                     ---------------------------    -------------------------
                                                         Feb. 29,     Feb. 23,        Feb. 29,    Feb. 23,
                                                           2004         2003            2004        2003
                                                     -------------- ------------    ------------ ------------
Earnings (loss) per share:
         Basic                                           $  0.52     $  (0.20)        $   1.04    $  (0.16)
         Diluted                                         $  0.48     $  (0.20)        $   0.97    $  (0.16)

Net income (loss) used in basic and diluted
         earnings per share calculation                  $ 93.1       $(36.4)          $188.6      $(28.9)

Weighted-average shares:
         Basic                                            178.7        182.1            181.1       181.4
         Diluted                                          194.7        182.1            194.0       181.4


NOTES TO FINANCIAL STATEMENTS:
(in millions, except per share amounts)

Reconciliation of net income (loss) as reported to net income excluding special items in fiscal 2004 and 2003 and license writedowns in 2003:

                                                                    Three Months         Three Months Ended
                                                                        Ended
                                                                 --------------------    --------------------
                                                                      Feb. 29,                 Feb. 23,
                                                                        2004                     2003
                                                                 --------------------    --------------------

   Net income (loss) as reported                                     $   93.1                 $ (36.4)
   Add back (deduct):
       Special item - Cost reduction actions, net of tax
         effect of $0.3 million in fiscal 2004 and none
         in fiscal 2003                                                  (1.6)                   17.0
       Writedowns of technology licenses                                  -                      13.8
                                                                 --------------------    --------------------
   Net income (loss) excluding special items in fiscal
     2004 and 2003 and license writedowns in 2003                    $   91.5                $   (5.6)
                                                                 ====================    ====================

   Earnings (loss) per share:
       Basic                                                           $  0.51                $  (0.03)
       Diluted                                                         $  0.47                $  (0.03)
   Weighted-average shares:
       Basic                                                            178.7                   182.1
       Diluted                                                          194.7                   182.1

                                                            Three Months Ended             Nine Months Ended
                                                         ---------------------------    -------------------------
                                                           Feb. 29,     Feb. 23,         Feb. 29,    Feb. 23,
  Special items                                              2004          2003            2004         2003
                                                         -------------- ------------    ------------ ------------

  Cost reduction items                                      $  (1.9)        $ 17.0          $ 16.7       $ 17.0
  In-process research and development charges                   -              -               -            0.7
                                                         -------------- ------------    ------------ ------------
    Total special items                                     $  (1.9)        $ 17.0          $ 16.7       $ 17.7
                                                         ============== ============    ============ ============

  Interest income, net

  Interest income                                            $  2.6         $  3.7          $  8.5      $  12.3
  Interest expense                                             (0.5)          (0.4)           (0.8)        (1.3)
                                                         -------------- ------------    ------------ ------------
    Interest income, net                                     $  2.1         $  3.3          $  7.7      $  11.0
                                                         ============== ============    ============ ============

  Other income (expense), net

  Net intellectual property income                         $    0.7        $   0.1         $   8.7      $   4.2
  Gain(loss) on investments                                     1.2           (0.5)            4.2          -
  Share in net losses of equity-method
    investments                                                (3.1)          (4.4)          (10.8)       (10.5)
  Other                                                         -             (1.4)           (0.5)        (1.8)
                                                         -------------- ------------    ------------ ------------
    Total other income (expense), net                       $  (1.2)       $  (6.2)        $   1.6      $  (8.1)
                                                         ============== ============    ============ ============